EXHIBIT 99.1

Brian Norris	Sharon Rodger
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4066
brian.norris@matrixone.com	sharon.rodger@matrixone.com

MatrixOne to Delay Release of Results for the Third Quarter of Fiscal Year 2005

Westford, Mass., April 26, 2005 – MatrixOne, Inc. (NASDAQ: MONE) today announced that it will delay the release of its financial results for the three month period ended April 2, 2005 pending a review of the Company’s revenue recognition practices prompted by incorrect recognition of revenue at the Company’s Japanese subsidiary in fiscal year 2005. The review, which will address fiscal year 2005 and earlier periods, is not complete and may uncover other findings. The Company expects to announce results for the third quarter of fiscal year 2005 when the review has been completed.

The Company initiated the review after determining that two transactions in the first quarter of fiscal year 2005, totaling approximately $411,000 of software license revenue, should not have been recognized because, in violation of Company policy, the Company’s Japanese subsidiary granted a distributor a right of return. The Company expects that software license revenue relating to one of these transactions in the approximate amount of $135,000 may be recognized in a future fiscal period, and that software license revenue relating to the other transaction will be reversed. The current accounts receivable balance for the Company’s Japanese subsidiary related to previously recognized software license revenue is approximately $20,000.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne and the MatrixOne logo are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our expected financial and operating results. The risks and uncertainties that may affect forward-looking statements include, among others: unforeseen issues encountered in the review of our revenue recognition practices and the completion of our quarterly financial review, difficulties in growing our customer base, difficulties leveraging market opportunities, difficulties providing solutions that meet the needs of customers, poor product sales, long sales cycles, difficulty developing new products, difficulty in relationships with vendors and partners, higher risk in international operations, difficulty assimilating acquisitions, difficulty managing rapid growth, and increased competition. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended July 3, 2004, our Registration Statement on Form S-3 filed on September 29, 2004 as amended, and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 1, 2005. The forward-looking statements included in this press release represent our views as of April 26, 2005. We anticipate that subsequent events and developments may cause our views to change. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein. The forward-looking statements should not be relied upon of any date subsequent to April 26, 2005.

# # #